Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS 2018 ANNUAL EARNINGS AND

DECLARES BOTH A QUARTERLY AND SPECIAL DIVIDEND

January 28, 2019 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the year ended December 31, 2018 of $10,494,000 or $1.48 per common share basic and diluted, compared to earnings of $7,089,000 or $1.67 per common share basic and diluted for the year ended December 31, 2017.  Earnings for the quarter ended December 31, 2018 were $4,585,000 or $0.54 per common share basic and diluted, compared to earnings of $501,000 or $0.12 per common share basic and diluted for the quarter ended December 31, 2017.

The results for the three and twelve months ended December 31, 2018 included merger and acquisition expenses resulting from Mid Penn’s acquisitions of (i) First Priority Financial Corp. (“First Priority”), which was announced on January 16, 2018 and legally closed on July 31, 2018, and (ii) The Scottdale Bank & Trust Company (“Scottdale”), which was announced during the first quarter of 2017 and legally closed on January 8, 2018.  Please refer to the discussion under “Merger and Acquisition Activities” for more information on Mid Penn’s acquisitions of First Priority and Scottdale.  Earnings for the three and twelve months ended December 31, 2017 included certain merger-related costs for the Scottdale acquisition, and were also impacted by a one-time non-cash reduction in the value of Mid Penn’s deferred tax asset which resulted in a charge of $1,169,000 included in the provision for income taxes. This income tax adjustment was a result of the Tax Cuts and Jobs Act (TCJA) enacted on December 22, 2017, which lowered Mid Penn’s maximum corporate tax rate from 34 percent in 2017 to 21 percent in 2018 and future periods.

Adjusted earnings, when excluding the after-tax impact of the merger expenses and the deferred tax asset charge in 2017 (with such adjusted earnings being a non-GAAP measure), were $14,472,000 or $2.05 per common share basic and diluted for the year ended December 31, 2018, compared to adjusted earnings of $8,857,000 or $2.09 per share basic and diluted for the year ended December 31, 2017.  For the three months ended December 31, 2018, adjusted earnings were $4,456,000 or $0.53 per share basic and diluted, compared to adjusted earnings for the three months ended December 31, 2017 of $1,820,000 or $0.43 per share basic and diluted.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended December 31, 2018 and 2017 and other periods.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, favorably increased to $18.10 as of December 31, 2018, compared to $16.82 as of December 31, 2017.  Mid Penn’s book value per share increased to $26.38 as of December 31, 2018, compared to $17.85 at December 31, 2017.

Mid Penn also reported total assets of $2,077,981,000 as of December 31, 2018, reflecting an increase of $907,627,000 or 78 percent compared to total assets of $1,170,354,000 as of December 31, 2017.  Asset growth during the year ended December 31, 2018 includes the acquired loans, investments, cash, facilities, goodwill and core deposit intangibles recorded from the legal closing of the Scottdale and First Priority transactions, as well as organic growth from our legacy markets.

In general, the results of operations and the financial condition as of and for the periods ended December 31, 2018, as compared to prior periods and certain period-end dates in 2017, have been materially impacted by Mid Penn’s acquisition of Scottdale in January of 2018 and acquisition of First Priority in July of 2018, and the one-time non-cash deferred tax asset adjustment in December of 2017.

Mid Penn also reported that its Board of Directors, at a meeting held on January 23, 2019, declared a quarterly dividend per common share of $0.15, and a special dividend per common share of $0.10, with both dividends payable on February 25, 2019 to shareholders of record as of February 6, 2019.

MERGER & ACQUISITION ACTIVITIES

Mid Penn completed its acquisition of First Priority Financial Corp., through the merger of First Priority with and into Mid Penn effective after the close of business on July 31, 2018.  In connection with this acquisition, First Priority Bank, First Priority’s wholly owned bank subsidiary, was merged with and into Mid Penn Bank.  Pursuant to the merger agreement between Mid Penn and First Priority, the common shareholders of First Priority received 0.3481 shares of Mid Penn common stock for each share of First Priority common stock owned.  Additionally, outstanding options to purchase First Priority common stock at the time of the merger were converted to the right to receive cash at a per-option value of $11.07 less the exercise price, without interest.  Mid Penn’s fulfillment of the merger consideration requirements resulted in the issuance of 2,320,800 shares of Mid Penn common stock and the payment $3,807,000 related to cashing out the stock options.  Mid Penn also issued 3,404 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series D, having a fixed dividend rate of 9 percent per annum, in exchange for the 3,404 shares of First Priority preferred shares outstanding as of the closing of the merger.  During the fourth quarter of 2018, the Federal Reserve Bank affirmed Mid Penn’s request to redeem all 3,404 of the preferred shares issued in connection with the First Priority merger, and the preferred stock redemption and final dividend payment occurred on December 14, 2018.  Mid Penn recorded $39,744,000 of goodwill, a core deposit intangible of $2,832,000, and a trade name intangible of $205,000 related to the First Priority acquisition.  The acquisition expanded Mid Penn’s presence in southeastern Pennsylvania, including Chester, Berks, Montgomery, and Bucks counties.

On January 8, 2018, Mid Penn completed its acquisition of The Scottdale Bank & Trust Company, pursuant to which each share of Scottdale common stock issued and outstanding immediately prior to January 8, 2018 converted into the right to receive either (i) $1,166 in cash without interest, or (ii) 38.88 shares of Mid Penn common stock. As a result of the elections of the Scottdale shareholders, Mid Penn issued 1,878,827 shares of Mid Penn common stock and cash of $2,790,000 in merger consideration. Mid Penn also recorded goodwill of $19,178,000 and a core deposit intangible asset of $4,940,000 as a result of the Scottdale acquisition.  The acquisition expanded Mid Penn’s footprint into Westmoreland and Fayette counties in western Pennsylvania.

Assets purchased and liabilities assumed in the acquisitions of Scottdale and First Priority were recorded at their estimated fair values as of the date of the respective acquisition, and may be adjusted for up to one year subsequent to legal closing.

For the year ended December 31, 2018, Mid Penn incurred merger and acquisition expenses totaling $4,790,000 in connection with the First Priority and Scottdale acquisitions, with such expenses including investment banking fees, merger-related legal expenses, professional fees related to the preparation and filing of merger documents, severance costs, and information technology conversion/termination costs.  Merger and acquisition expenses of $619,000 were recorded for the year ended December 31, 2017, and consisted primarily of investment banking fees, legal fees, and professional fees related to the preparation and filing of merger documents, related to the Scottdale acquisition.

PRESIDENT’S STATEMENT

During 2018, through our core business growth and our two successful acquisitions, Mid Penn increased its total assets to over $2 billion and expanded our operating profile to serve customers in 38 offices across twelve counties in Pennsylvania, while remaining focused on delivering increasing value and returns to our shareholders.  As evidence of this commitment to our shareholders, for the year ended December 31, 2018, Mid Penn’s tangible book value per common share increased over 7 percent to $18.10, and we paid cash dividends per common share of $0.70.

Our fourth quarter 2018 results, being the first full quarter after our July acquisition of First Priority, reflected both the continued expansion of our core business activities, including over 17 percent organic loan growth, and the accretive potential of our two 2018 acquisitions. With favorable increases in net interest income and fee-based noninterest income sources leading to sound profitability, our Board was pleased to declare both a $0.15 quarterly dividend and a special dividend of $0.10.

On January 25, 2019, we were pleased to announce the appointment of Kimberly J. Brumbaugh, the Founder and CEO of Brumbaugh Wealth Management, LLC, to our Board of Directors effective February 27, 2019.  Ms. Brumbaugh’s professional experiences within the wealth management industry and commitment to the community align with Mid Penn’s existing culture, and we are confident that her presence on our Board will be impactful and her contributions will enhance the future successes of Mid Penn.

As we look towards 2019 and beyond, our now larger Mid Penn family remains focused on being the best bank for our shareholders, customers, and communities with a commitment to support those who have been with us for a long time, and those who are new to Mid Penn, with the same attention, service, and shared financial success that has been our tradition for over 150 years.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $55,934,000 for the year ended December 31, 2018, an increase of $18,346,000 or 49 percent compared to net interest income of $37,588,000 for the year ended December 31, 2017.  The primary source of the revenue growth was an increase in interest and fees on loans, as total loans increased $713,663,000 or over 78 percent since December 31, 2017.  The substantial year-over-year increase in total loans outstanding was comprised of organic loan growth of $170,391,000 and $543,272,000 of loans acquired from Scottdale and First Priority.

For the year ended December 31, 2018, Mid Penn’s tax-equivalent net interest margin was 3.67% compared to 3.68% for the year ended December 31, 2017, as increases in quarterly yields on earning assets and increases in noninterest-bearing deposits offset the impact of both (i) the rising cost of both deposit and borrowed funds as a result of market pricing in response to recent Federal Open Market Committee (“FOMC”) rate increases, and (ii) the increase in wholesale funding, including the assumption of some higher-cost brokered time deposits and subordinated debt in the First Priority transaction.

Noninterest Income

For the year ended December 31, 2018, noninterest income totaled $7,462,000, an increase of $1,755,000 or 31 percent, compared to noninterest income of $5,707,000 for the year ended December 31, 2017.  Several components of noninterest income were affected by higher account and transaction volume due to both the First Priority and Scottdale acquisitions when compared to the prior year.

Income from fiduciary activities was $1,155,000 for the year ended December 31, 2018, an increase of $310,000 or 37 percent compared to fiduciary income of $845,000 for the year ended December 31, 2017. These additional revenues were attributed to continued growth in trust assets under management, and increased sales of retail investment products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

Service charges on deposits were $933,000 for the year ended December 31, 2018, an increase of $212,000 or 29 percent, compared to service charges of $721,000 for the year ended December 31, 2017.  This increase was driven by an increase in collected charges on a higher volume of transactional deposit accounts, including deposit accounts assumed in both the Scottdale and First Priority acquisitions.

Net gains on sales of securities were $137,000 for the year ended December 31, 2018, an increase of $95,000 compared to net gains on sales of securities of $42,000 for the year ended December 31, 2017. Some investment securities acquired from Scottdale and First Priority were sold to ensure that the overall portfolio, after the acquisitions, was in alignment with Mid Penn’s investment management objectives.

ATM debit card interchange income was $1,253,000 for the year ended December 31, 2018, an increase of $316,000 or over 33 percent compared to interchange income of $937,000 for the year ended December 31, 2017. The increase in Mid Penn Bank ATM and debit card activity resulted from both increasing card-based transaction volume, as well as new demand deposit accounts, including those acquired in the Scottdale and First Priority transactions.

Other income was $2,039,000 for the year ended December 31, 2018, an increase of $1,146,000 compared to other income of $893,000 for the year ended December 31, 2017.  The increase in other income was primarily driven by $737,000 of settlement gains recognized during 2018 as a result of certain lump sum payouts to participants of the defined benefit pension plan assumed during the Scottdale acquisition.  Increases in letter of credit renewal fees and other service fees and commissions also contributed to the year-over-year growth in other income.

Mortgage banking income was $751,000 for the year ended December 31, 2018, a decrease of $121,000 or 14 percent compared to the year ended December 31, 2017. Rising longer-term mortgage interest rates resulted in a lower volume of mortgage refinance activity during 2018 when compared to 2017.

Net gains on sales of SBA loans was $561,000 for the year ended December 31, 2018, a decrease of $239,000 when compared to the same period in 2017.  Increased interest rates on SBA loans, and tighter market pricing on secondary market sales yields, resulted in lower levels of loan sales and related gains in 2018 versus the prior year.

Noninterest Expense

Noninterest expense for the year ended December 31, 2018 totaled $50,171,000, an increase of $18,790,000 or 60 percent compared to noninterest expenses of $31,381,000 for the twelve months ended December 31, 2017.  The primary source of the increase in noninterest expense was merger expenses as previously discussed, as well as costs supporting Mid Penn’s franchise expansion from the First Priority and Scottdale acquisitions and the opening of new retail offices in 2018.

Salaries and employee benefits expense increased $6,933,000 or 41 percent during the twelve months ended December 31, 2018 versus the same period in 2017, with the increase attributable to (i) the retail staff additions at the five retail locations added through the Scottdale acquisition and the opening of the Halifax, PA branch, all effective January 8, 2018, (ii) the retail staff additions at the eight retail locations added through the First Priority acquisition, effective July 31, 2018, (iii) the retail staff additions as a result of the opening of two additional retail offices in upper Dauphin County, Pennsylvania (Halifax and Pillow), and (iv) the addition of commercial lending and credit administration personnel, and other staff additions, in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $1,507,000 or 60 percent during the year ended December 31, 2018 compared to the same period in 2017.  Similarly, equipment expense increased $650,000 or 42 percent during the year ended December 31, 2018 compared to the year ended December 31, 2017.  These increases were driven by (i) the facility operating costs and increased depreciation expense for building, furniture, and equipment associated with the addition of the above-noted acquired and new branch offices, and (ii) depreciation and occupancy costs related to Mid Penn’s addition of larger corporate office facilities to increase the effectiveness and efficiency of administrative and operations support services for the growing franchise.

FDIC assessment expense was $772,000 for the year ended December 31, 2018, a decrease of $20,000 or 3 percent compared to $792,000 for the year ended December 31, 2017.  As a result of the acquisitions, the favorable asset quality of both legacy portfolio loan assets and acquired portfolios, and successful workouts of non-performing assets, Mid Penn has reported more favorable capital and asset quality ratios, resulting in a lower overall FDIC assessment rate for 2018.

Legal and professional fees for the year ended December 31, 2018 increased by $315,000 or 39 percent compared to the year ended December 31, 2017, due to increased third-party services for wealth management, audit, and public relations activities given the expanded franchise operating profile.

Marketing and advertising expense increased 99 percent, from $516,000 for the year ended December 31, 2017 to $1,025,000 for the year ended December 31, 2018.  The increased costs were a result of marketing and branding initiatives implemented at the recently acquired Scottdale and First Priority locations, and market-specific business development promotions across Mid Penn’s footprint.

Software licensing and utilization costs were $3,036,000 during the year ended December 31, 2018, an increase of $985,000 or 48 percent compared to $2,051,000 for the year ended December 31, 2017. The increase is a result of additional costs to license (i) all of the Scottdale and First Priority locations and the new retail branches, (ii) upgrades to internal systems to enhance data management and storage capabilities given the larger company profile, and (iii) increases in certain core processing fees as our customer base and account/transaction volumes continue to grow.

Intangible amortization increased from $104,000 during the year ended December 31, 2017 to $1,224,000 during the same period in 2018. In the first quarter of 2018, Mid Penn recorded a core deposit intangible (CDI) asset related to the Scottdale acquisition of $4,940,000.  On July 31, 2018, Mid Penn recorded an additional CDI asset of $2,832,000 as a result of the First Priority acquisition.  These CDI assets will be amortized using the sum of the years’ digit method over a ten year period from the respective acquisition date. During the year ended December 31, 2018, the CDI amortization recorded related to the Scottdale and First Priority acquisitions totaled $1,113,000, of which $898,000 was related to the amortization of the Scottdale CDI and $215,000 was related to the amortization of the First Priority CDI.

Other expense was $7,290,000 during the year ended December 31, 2018, an increase of $2,806,000 or 63 percent compared to other expense of $4,484,000 for the year ended December 31, 2017.  As both organic growth and the Scottdale and First Priority acquisitions have increased Mid Penn’s geographic profile and employee base, several categories within other expenses experienced year-over-year increases, including insurance costs, stationary and supplies, printing, postage, and employee travel costs.

FINANCIAL CONDITION

Loans

Total loans at December 31, 2018 were $1,624,067,000 compared to $910,404,000 at December 31, 2017, an increase of $713,663,000 or over 78 percent since year-end 2017.  A large portion of the year-over-year increase was a result of the loans acquired from First Priority and Scottdale totaling $543,272,000 as of December 31, 2018.  The majority of Mid Penn’s $170,391,000 of organic loan growth during 2018 was attributable to commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $702,458,000 or 69 percent, from $1,023,568,000 at December 31, 2017 to $1,726,026,000 at December 31, 2018.  Deposits assumed from the First Priority and Scottdale acquisitions accounted for $596,780,000 of the increase in total deposits since year end 2017, while organic deposit growth totaled $105,678,000.  Many new customers have opened money market and time deposits to take advantage of higher deposit account yields in response to FOMC rate increases.

Investments

During the year ended December 31, 2018, the portfolio of held-to-maturity securities increased over 66 percent to $168,370,000 as of December 31, 2018, as compared to $101,356,000 as of December 31, 2017 (held-to-maturity investments are recorded at amortized cost).  Mid Penn’s total available-for-sale securities portfolio increased $18,458,000 or 20 percent, from $93,465,000 at December 31, 2017 to $111,923,000 at December 31, 2018. The increase to the investment securities during 2018 was primarily due to investments acquired from Scottdale and First Priority.  Some acquired available-for-sale securities were sold after the mergers and the proceeds reinvested in held-to-maturity securities, both to support pledging requirements, and to ensure greater portfolio alignment with Mid Penn’s investment management objectives.

Capital

Shareholders’ equity more than doubled, from $75,703,000 at December 31, 2017 to $223,209,000 at December 31, 2018, primarily due to (i) the issuance of 1,878,827 shares of common stock on January 8, 2018 in connection with the acquisition of Scottdale; and (ii) the issuance of 2,320,800 shares of Mid Penn common stock on July 31, 2018, in connection with the acquisition of First Priority.  Additionally, shareholders’ equity reflects the growth in retained earnings through year-to-date net income available to common shareholders.  These increases were partially offset by other comprehensive losses, primarily due to the after-tax impact of the unrealized reduction in market value within the available-for-sale investment portfolio since December 31, 2017.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both December 31, 2018 and 2017.

ASSET QUALITY

For the year ended December 31, 2018, Mid Penn favorably had net recoveries of $291,000 compared to net recoveries of $98,000 during the same period of 2017.  The primary reason for the favorable net recovery amount during 2018 was Mid Penn’s workout and recovery of $777,000 of principal from a commercial real estate relationship that was subject to a restructuring and partial charge-off in 2009.  Mid Penn’s net recovery position for the year ended December 31, 2017 was primarily attributed to the recovery of $318,000 of principal from the successful workout of a different commercial real estate relationship that was partially charged-off in 2010.

Total nonperforming assets were $12,283,000 at December 31, 2018, compared to $11,308,000 at December 31, 2017, and $5,759,000 at December 31, 2016. The ratio of nonperforming assets to the total of loans plus other real estate assets was 0.76% as of December 31, 2018, compared to 1.24% as of December 31, 2017, and 0.71% as of December 31, 2016.

The allowance for loan and lease losses as a percentage of total loans was 0.52% at December 31, 2018, compared to 0.84% at December 31, 2017, and 0.88% at December 31, 2016.  Loan loss reserves as a percentage of nonperforming loans were 75% at December 31, 2018, compared to 68% at December 31, 2017, and 130% at December 31, 2016.  The ratios as of December 31, 2018, were affected by the addition of the Scottdale and First Priority acquired loans, which, in accordance with purchase accounting principles, were recorded at fair value at the time of acquisition with no related allowance for loan losses.

Management performs a monthly evaluation of the adequacy of the loan and lease loss allowance, and based on these evaluations, a loan loss provision of $500,000 was recorded for the year ended December 31, 2018, compared to $325,000 for the year ended December 31, 2017.  The increase in loan loss provision expense year-over-year was necessary to support the allowance for loan loss given the organic loan growth within Mid Penn’s loan portfolio since December 31, 2017, though the required provision was favorably impacted by the net recoveries for the year.   Management believes, based on information currently available, that the allowance for loan and lease losses of $8,397,000 is adequate as of December 31, 2018 to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
per share data)	2018	2018	2018	2018	2017

Total Assets	$2,077,981	$2,044,280	$1,415,647	$1,391,217	$1,170,354
Total Loans	1,624,067	1,567,286	1,036,479	1,007,138	910,404
Total Deposits	1,726,026	1,762,465	1,236,518	1,212,423	1,023,568
Total Equity	223,209	221,835	141,775	139,124	75,703
Book Value per Common Share	26.38	25.83	23.15	22.72	17.85
Tangible Book Value per Common Share *	18.10	17.50	18.58	18.21	16.82

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					For The Year Ended
(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,
per share data)	2018	2018	2018	2018	2017	2018	2017

Net Interest Income	$17,731	$15,911	$11,414	$10,878	$9,487	$55,934	$37,588
Net Income Available to Common Shareholders	$4,585	$2,126	$2,779	$1,004	$501	$10,494	$7,089
Basic Earnings per Common Share	$0.54	$0.28	$0.45	$0.17	$0.12	$1.48	$1.67
Return on Average Equity	8.19%	4.26%	7.90%	2.78%	2.58%	5.98%	9.48%

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017
Leverage Ratio	8.0%	7.7%	8.4%	8.5%	6.5%
Common Tier 1 Capital (to Risk Weighted Assets)	10.0%	10.1%	11.4%	11.6%	8.4%
Tier 1 Capital (to Risk Weighted Assets)	10.0%	10.1%	11.4%	11.6%	8.4%
Total Capital (to Risk Weighted Assets)	12.3%	12.4%	13.9%	14.1%	11.3%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses and the adjustment of the deferred tax asset provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
per share data)	2018	2018	2018	2018	2017

Shareholder's Equity	$223,209	$221,835	$141,775	$139,124	$75,703
Less: Preferred Stock	-	3,404	-	-	-
Less: Goodwill	62,840	62,767	23,107	22,528	3,918
Less: Core Deposit and Other Intangibles	7,221	7,708	4,879	5,126	434
Tangible Equity	$153,148	$147,956	$113,789	$111,470	$71,351

Common Shares Issued and Outstanding	8,459,918	8,457,023	6,124,517	6,122,717	4,242,216

Tangible Book Value per Share	$18.10	$17.50	$18.58	$18.21	$16.82

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended					For The Year Ended
per share data)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Net Income Available to Common Shareholders	$4,585	$2,126	$2,779	$1,004	$501	$10,494	$7,089
Plus: Merger and Acquisition Expenses	(164)	3,038	222	1,694	152	4,790	619
Less: Tax Effect of Merger and Acquisition Expenses	(35)	576	(3)	274	2	812	20
Plus: Adjustment of Deferred Tax Asset	-	-	-	-	1,169	-	1,169
Net Income Excluding Non-Recurring Expenses	$4,456	$4,588	$3,004	$2,424	$1,820	$14,472	$8,857

Weighted Average Shares Outstanding - denominator	8,457,054	7,695,469	6,122,757	5,974,949	4,240,802	7,071,091	4,236,616

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.53	$0.60	$0.49	$0.41	$0.43	$2.05	$2.09

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	December 31, 2018	December 31, 2017
ASSETS
Cash and due from banks	$24,600	$19,795
Interest-bearing balances with other financial institutions	4,572	3,028
Federal funds sold	10,893	691
Total cash and cash equivalents	40,065	23,514

Investment securities available for sale, at fair value	111,923	93,465
Investment securities held to maturity, at amortized cost
(fair value $166,582 and $100,483)	168,370	101,356
Loans held for sale	1,702	1,040
Loans and leases, net of unearned interest	1,624,067	910,404
Less: Allowance for loan and lease losses	(8,397)	(7,606)
Net loans and leases	1,615,670	902,798

Bank premises and equipment, net	25,303	16,168
Cash surrender value of life insurance	16,691	13,042
Restricted investment in bank stocks	6,646	4,384
Foreclosed assets held for sale	1,017	189
Accrued interest receivable	8,244	4,564
Deferred income taxes	4,696	1,888
Goodwill	62,840	3,918
Core deposit and other intangibles, net	7,221	434
Other assets	7,593	3,594
Total Assets	$2,077,981	$1,170,354
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$269,870	$163,714
Interest-bearing demand	384,834	349,241
Money Market	375,648	246,220
Savings	209,345	62,770
Time	486,329	201,623
Total Deposits	1,726,026	1,023,568

Short-term borrowings	43,100	34,611
Long-term debt	48,024	12,352
Subordinated debt	27,082	17,338
Accrued interest payable	2,262	645
Other liabilities	8,278	6,137
Total Liabilities	1,854,772	1,094,651

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
8,457,023 and 4,242,216 shares issued and outstanding at
December 31, 2018 and December 31, 2017, respectively	8,460	4,242
Additional paid-in capital	177,565	40,970
Retained earnings	39,562	32,565
Accumulated other comprehensive loss	(2,378)	(2,074)
Total Shareholders’ Equity	223,209	75,703
Total Liabilities and Shareholders' Equity	$2,077,981	$1,170,354

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Years Ended December 31,
	2018	2017	2016
INTEREST INCOME
Interest and fees on loans and leases	$61,692	$40,156	$36,402
Interest on interest-bearing balances	75	18	12
Interest on federal funds sold	451	115	82
Interest and dividends on investment securities:
U.S. Treasury and government agencies	3,518	2,273	1,346
State and political subdivision obligations, tax-exempt	2,323	1,113	2,066
Other securities	595	217	304
Total Interest Income	68,654	43,892	40,212
INTEREST EXPENSE
Interest on deposits	10,884	5,463	4,514
Interest on short-term borrowings	158	111	15
Interest on long-term and subordinated debt	1,678	730	838
Total Interest Expense	12,720	6,304	5,367
Net Interest Income	55,934	37,588	34,845
PROVISION FOR LOAN AND LEASE LOSSES	500	325	1,870
Net Interest Income After Provision for Loan and Lease Losses	55,434	37,263	32,975
NONINTEREST INCOME
Income from fiduciary activities	1,155	845	481
Service charges on deposits	933	721	684
Net gain on sales of investment securities	137	42	1,046
Earnings from cash surrender value of life insurance	286	262	264
Mortgage banking income	751	872	922
ATM debit card interchange income	1,253	937	844
Merchant services income	347	335	317
Net gain on sales of SBA loans	561	800	470
Other income	2,039	893	918
Total Noninterest Income	7,462	5,707	5,946
NONINTEREST EXPENSE
Salaries and employee benefits	23,862	16,929	15,564
Occupancy expense, net	4,019	2,512	2,064
Equipment expense	2,186	1,536	1,689
Pennsylvania Bank Shares Tax expense	225	451	648
FDIC Assessment	772	792	688
Legal and professional fees	1,117	802	711
Marketing and advertising expense	1,025	516	500
Software licensing and utilization	3,036	2,051	1,908
Telephone expense	621	497	548
Loss on sale or write-down of foreclosed assets	4	88	217
Intangible amortization	1,224	104	126
Merger and acquisition expense	4,790	619	—
Other expenses	7,290	4,484	4,177
Total Noninterest Expense	50,171	31,381	28,840
INCOME BEFORE PROVISION FOR INCOME TAXES	12,725	11,589	10,081
Provision for income taxes	2,129	4,500	2,277
NET INCOME	10,596	7,089	7,804
Series D preferred stock dividends	102	—	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$10,494	$7,089	$7,804

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$1.48	$1.67	$1.85
Cash Dividends Paid	$0.70	$0.62	$0.58

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.